United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2025

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2025, SUNation Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors set forth on the signature page thereto for the purchase and sale of an aggregate of $15 million in securities in a first closing consisting of (i) 1,965,000 shares of common stock (the “Shares”), and (ii) pre-funded warrants to purchase up to 11,078,480 shares of common stock (the “Pre-Funded Warrants), and an aggregate of $5 million in securities in a second closing consisting of (x) 4,347,826 Shares or Pre-Funded Warrants, (y) series A warrants to purchase up to 17,391,306 shares of common stock (the “Series A Warrants”), and (z) series B warrants to purchase up to 17,391,306 shares of common stock (the “Series B Warrants”) in a registered direct offering (the “Offering”) at a purchase price of $1.15 per Share and accompanying warrants or $1.1490 per Pre-Funded Warrant and accompanying warrants. The Series A warrants will have an exercise price of $1.725 per share subject to standard adjustments for dividends, splits and similar events; a one-time adjustment on the date of issuance (as described in the warrants), subject to a floor price described therein; and also subject to adjustment upon a Dilutive Issuance (as described in the warrants), subject to a floor price described therein. The Series B warrants will have an exercise price of $2.875 per share subject to standard adjustments for dividends, splits and similar events; a one-time adjustment on the date of issuance (as described in the warrants), subject to a floor price described therein; and also subject to adjustment upon a Dilutive Issuance (as described in the warrants), subject to a floor price described therein. The Series B warrants may also be exercised on an alternative cashless basis pursuant to which the holder may exchange each warrant for 3 shares of common stock. The Series A Warrants and Series B Warrants will be issued at the second closing and will be exercisable immediately after issuance and have a term of exercise equal to 5 years from the date of issuance. The Pre-Funded Warrants will be exercisable commencing upon issuance and expiring upon the exercise of the Pre-Funded Warrants in full, at an exercise price of $0.001 per share, subject to certain adjustments set forth therein.

A holder (together with its affiliates) may not exercise any portion of the Series A Warrant, Series B Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding common stock after exercising the holder’s Series A Warrant, Series B Warrant or Pre-Funded Warrant up to 9.99% of the number of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrant, Series B Warrant or Pre-Funded Warrant.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The first closing of the Offering is expected to occur on or about February 27, 2025, subject to satisfaction of customary closing conditions. The second closing of the Offering can only occur after receipt of approval by the Company’s stockholders in a specially called stockholder meeting to approve the issuance of the Series A Warrants, Series B Warrants and the shares of Common Stock underlying such Warrants, in addition to other matters. The Company is expected to receive gross proceeds of approximately $20 million (assuming the consummation of the second closing) in connection with the Offering, before deducting placement agent fees and related offering expenses.

On February 27, 2025, pursuant to the Purchase Agreement, the Company entered into lock-up agreements (the “Lock-up Agreements”) with its directors, officers and certain principal shareholders, pursuant to which they will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any of the Company’s equity securities for a period of 90 days following the each closing of the Offering, subject to certain exceptions.

Pursuant to placement agent agreement (the “Placement Agency Agreement”) dated as of February 27, 2025, between the Company and Roth Capital Partners, LLC (“Roth”), the Company engaged Roth to act as the Company’s exclusive placement agent in connection with the Offering. The Company agreed to pay the placement agent a cash fee of 7.5% of the gross proceeds the Company receives under the Purchase Agreement.

The foregoing summaries of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K (the “Report”), which are incorporated herein by reference.

The Shares or the Pre-Funded Warrants issued to investors in the first closing of the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-267066), which was filed with the Securities and Exchange Commission on August 25, 2022 and was declared effective by the Commission on September 2, 2022 (the “Registration Statement”). A copy of the opinion of Rimon, P.C. relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto. This Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On February 27, 2025, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 8.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
5.1	Opinion of Rimon, P.C.
10.1	Form of Securities Purchase Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Operating Officer

Date: February 27, 2025

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